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                                                                    EXHIBIT 10.5


                                    AGREEMENT

        This AGREEMENT (the "Agreement") is entered into as of December 10, 1997 by and among Hariston Corporation, a Canadian Corporation ("Hariston"), on the one hand, and Nuno Brandolini ("Brandolini") and Kevin McCarthy ("McCarthy") on the other hand.

RECITALS

A.      Each of Brandolini and McCarthy are officers and directors of Hariston;

B. Brandolini and McCarthy have agreed to resign as officers and directors of Hariston effective December 11, 1997 on the terms and conditions set forth in this Agreement; and

C. In connection with Brandolini's and McCarthy's resignations, Hariston desires to provide Brandolini and McCarthy with the benefits and privileges set forth in this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties set forth below, the parties hereby covenant and agree as follows:

1. Resignation. Brandolini and McCarthy hereby resign as officers and directors of Hariston effective December 11, 1997 (the "Effective Date"). Brandolini and McCarthy agree to execute any and all additional documents which Hariston may reasonably request to evidence such resignation or to effect the transition of any powers or rights to any successor to any position previously held by Brandolini and McCarthy.

2. Corporate Expense Reimbursement. On or prior to December 31, 1997, Brandolini and McCarthy shall submit to Hariston reimbursement requests for all business expenses incurred prior to the Effective Date for which Brandolini or McCarthy is entitled to reimbursement and such expenses shall be reimbursed by Hariston within thirty days.

3. Acknowledgements. Brandolini and McCarthy acknowledge and agree that, except for the payments to be made in the future as expressly provided for in this Agreement, they have received payment of all amounts due to them in connection with their employment by Hariston, including without limitation, all salary, severance pay, bonuses, sick leave, holiday pay, vacation pay, expense reimbursement, life insurance, health or medical insurance, workers' compensation, disability and other benefits or compensation.

4.      Indemnities to Directors and Others.

        (a) Except in respect of an action by or on behalf of Hariston or body corporate to procure a judgment in its favour, Hariston shall indemnify each of Brandolini and McCarthy, and his heirs and legal representatives (collectively, the "Brandolini Indemnified Parties"), against all costs, charges and expenses (including attorney's fees and expenses, witness fees and travel


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expenses), including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him ( the "Expenses") in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

               (i) he acted honestly and in good faith with a view to the best interests of Hariston; and

               (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        (b) In connection with any matter for which indemnification may be available hereunder, the Brandolini Indemnified Parties shall be entitled to retain counsel satisfactory to them to represent them in such matter, such counsel to be reasonably satisfactory to Hariston; provided, however, that the Brandolini Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent that, in the opinion of counsel to a Brandolini Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue exists between positions of any two or more Brandolini Indemnified Parties.

        (c) Hariston may advance to the Brandolini Indemnified Parties, prior to any final disposition of any threatened or pending action, suit, investigation or proceeding, whether civil, criminal, administrative or investigative, any and all Expenses (including legal fees and expenses) incurred in participating in, investigating or defending any such action, suit, investigation or proceeding, or testifying in connection therewith, within ten (10) days after receiving copies of invoices for such Expenses.

        (d) The rights conferred on the Brandolini Indemnified Parties by this Agreement shall not be exclusive of any other right which they may have or hereafter acquire under any statute, provision of the charter or Bylaws of Hariston.

5.      Miscellaneous

        (a) Entire Agreement. This agreement and the agreements referred to herein contain the entire agreement and understanding among the parties hereto concerning the subject matter hereof and supersede and replace all prior negotiations, proposed agreements and agreements, written or oral. Each of the parties acknowledges and confirms that such party has made no promises, representations or warranties whatsoever, express or implied, not contained herein or in an agreement referred to herein concerning the subject matter hereof, and that such party has not executed this Agreement in reliance on any such promise, representation or warranty not contained herein or in such other agreement.


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        (b) Further Acts. Each party shall do all acts and things and make, execute and deliver such written instruments as shall be reasonably required to carry out the terms and intent of this Agreement.

        (c) Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

        (d) Modifications. This Agreement may not be modified by any party except in a writing signed by all of the parties hereto.

        (e) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the Province of British Columbia in effect at the date of this Agreement, including all matters of construction, validity, performance and enforcement and without giving effect to principles of conflicts of laws.

        (f) Severability. If any provision or term of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision or term shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision or term, there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid or unenforceable provision, as may be possible and be legal, valid and enforceable.

        (g) Captions. The captions used in the Section headings to this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provision of this Agreement.

        (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Hariston shall require and cause any successor (whether direct or indirect, by purchaser, merger, consolidation, sale of assets or otherwise) to execute a written agreement expressly assuming the obligations of Hariston hereunder


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HARISTON CORPORATION

By:       /s/ L. James Porter                        /s/ Nuno Brandolini
          ------------------------------------       ---------------------------
                                                     NUNO BRANDOLINI

Title:   Secretary and Chief Financial Officer       /s/ Kevin McCarthy
         -------------------------------------       ---------------------------
                                                     KEVIN McCARTHY




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